Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK,

NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

PARK-OHIO INDUSTRIES, INC.

(Exact name of obligor as specified in its charter)

Ohio	34-6520107
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6065 Parkland Blvd. Cleveland, Ohio	44124
(Address of principal executive offices)	(Postal code)

6.625% Senior Notes due 2027 and

Guarantees of 6.625% Senior Notes due 2027

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Ajax Tocco Magnethermic Corporation	Ohio	74-3062212	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Apollo Aerospace Components LLC	Ohio	11-3727316	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

ATBD, Inc.	Ohio	34-1447432	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Autoform Tool & Manufacturing, LLC	Indiana	35-1978983	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Bates Rubber, Inc.	Ohio	90-0967326	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Blue Falcon Travel, Inc.	Alabama	63-1154367	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Control Transformer, Inc.	Ohio	34-1834375	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Elastomeros Tecnicos Moldeados, Inc.	Texas	20-2811933	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

EP Cleveland Holdings, Inc.	Delaware	27-1311742	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

EP Realty Holdings, Inc.	Delaware	27-1311691	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Feco, Inc.	Illinois	36-3738441	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Fluid Routing Solutions, LLC	Delaware	26-4196381	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Gateway Industrial Supply LLC	Ohio	34-1862827	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

General Aluminum Mfg. Company	Ohio	34-0641582	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Induction Management Services, LLC	Michigan	35-2304890	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Integrated Holding Company	Ohio	34-1862827	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Integrated Logistics Holding Company	Ohio	34-1862827	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Integrated Logistics Solutions, Inc.	Ohio	34-1820111	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Lewis & Park Screw & Bolt Company	Ohio	34-1875683	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Park-Ohio Forged & Machined Products LLC	Ohio	34-6520107	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Park-Ohio Products, Inc.	Ohio	34-1799215	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Pharmaceutical Logistics, Inc.	Ohio	34-1878255	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Pharmacy Wholesale Logistics, Inc.	Ohio	34-1782668	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

P-O Realty LLC	Ohio	34-6520187	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

POVI L.L.C.	Ohio	34-1921968	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Precision Machining Connection LLC	Ohio	34-1447432	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

RB&W Ltd.	Ohio	34-1862827	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

RB&W Manufacturing LLC	Ohio	34-1862827	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Red Bird, Inc.	Ohio	34-1797914	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Snow Dragon LLC	Ohio	03-0562114	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

ST Holding Corp.	Ohio	30-0459958	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

STMX, Inc.	Ohio	80-0143260	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Summerspace, Inc.	Ohio	34-1820113	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Supply Technologies LLC	Ohio	34-1862827	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Supply Technologies Procurement Company, Inc.	Delaware	37-1797564	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

The Ajax Manufacturing Company	Ohio	34-1808659	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

The Clancy Bing Company	Pennsylvania	25-1645335	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Tocco, Inc.	Alabama	63-0677577	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

TW Manufacturing Co.	Ohio	80-0167669	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

WB&R Acquisition Company, Inc.	Pennsylvania	25-1781418	c/o Park-Ohio Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*

Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of Navient Funding, LLC and Navient Credit Funding, LLC, file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 27th day of June, 2017.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Alexander Pabon
Alexander Pabon
Assistant Vice President

EXHIBIT 6

June 27, 2017

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Alexander Pabon
Alexander Pabon
Assistant Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2017, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,876
Interest-bearing balances		227,559
Securities:
Held-to-maturity securities		107,924
Available-for-sale securities		278,250
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		111
Securities purchased under agreements to resell		27,170
Loans and lease financing receivables:
Loans and leases held for sale		13,728
Loans and leases, net of unearned income	916,710
LESS: Allowance for loan and lease losses	10,285
Loans and leases, net of unearned income and allowance		906,425
Trading Assets		45,041
Premises and fixed assets (including capitalized leases)		7,728
Other real estate owned		845
Investments in unconsolidated subsidiaries and associated companies		11,241
Direct and indirect investments in real estate ventures		271
Intangible assets
Goodwill		22,669
Other intangible assets		17,237
Other assets		64,101

Total assets		$1,749,176

LIABILITIES
Deposits:
In domestic offices		$1,245,096
Noninterest-bearing	408,018
Interest-bearing	837,078
In foreign offices, Edge and Agreement subsidiaries, and IBFs		122,120
Noninterest-bearing	981
Interest-bearing	121,139
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		8,893
Securities sold under agreements to repurchase		7,261

Dollar Amounts In Millions
Trading liabilities	13,575
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	153,308
Subordinated notes and debentures	13,199
Other liabilities	28,578

Total liabilities	$1,592,030

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,707
Retained earnings	50,815
Accumulated other comprehensive income	(1,291)
Other equity capital components	0

Total bank equity capital	156,750
Noncontrolling (minority) interests in consolidated subsidiaries	396

Total equity capital	157,146

Total liabilities, and equity capital	$1,749,176

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors

Enrique Hernandez, Jr

Stephen Sanger

Lloyd Dean